UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4241 South Arville Street

Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

On December 7, 2009, Ahern Rentals, Inc. (the “Company”) commenced a consent solicitation (the “Consent Solicitation”) to seek consent from holders (“Holders”) of the Company’s 9¼% Second Priority Senior Secured Notes due 2013 (the “Notes”) issued pursuant to an Indenture, dated as of August 18, 2005 (the “Indenture”), between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  The Consent Solicitation will expire at 5:00 p.m. New York City time on December 18, 2009, unless extended or earlier terminated as described in a Consent Solicitation Statement that is being sent to all holders of Notes on December 7, 2009 (the “Consent Solicitation Statement”).

The Company is seeking consent to modify the Indenture and the Intercreditor Agreement, dated as of August 18, 2005 (the “Intercreditor Agreement”), among the Company, the Trustee, and Wachovia Bank, National Association (“Wachovia”), as collateral agent and control agent, to increase the permitted Priority Lien Cap (as defined in the Indenture) in connection with a new term loan facility which is expected to be effected through an amendment to the Company’s credit facility.

Subject to the terms and conditions of the Consent Solicitation, the Company will make a cash payment of $2.50 per $1,000 principal amount of Notes for which the Holder has validly delivered, and not validly revoked before the earlier of the execution of the Supplemental Indenture and the Expiration Date, a consent prior to the Expiration Date.  The Company expects that it will make any payment due on the first business day following the Expiration Date, or as soon as practicable thereafter.  The Company will not be obligated to make any payments if the conditions set forth in the Consent Solicitation Statement are not satisfied or waived on or before the Expiration Date.

If the Company obtains consent from at least a majority in aggregate principal amount of the outstanding Holders before December 18, 2009, the Company will execute a supplemental indenture, and the Trustee and Wachovia will execute an amendment to the Intercreditor Agreement, effecting the proposed amendments as further explained in the Consent Solicitation Statement   Unless the Consent Solicitation is terminated by the Company for any reason before the supplemental indenture and amendment to the Intercreditor Agreement are executed, on the terms and subject to the conditions of the Consent Solicitation, the amendments will become operative upon the execution of the supplemental indenture and the amendment to the Intercreditor Agreement.

The complete terms and conditions of the Consent Solicitation are set forth in the Consent Solicitation Statement and the accompanying Consent Form that are being sent to Holders of the Notes.  Holders are urged to read the Consent Solicitation documents carefully. Copies of the Consent Solicitation Statement and form of consent can be obtained by contacting Jonathan Brownstein at Oppenheimer & Co., Inc. (the “Solicitation Agent”) at (212) 885-4592.  The Consent Solicitation Statement and form of consent can also be accessed on the Company’s website at www.ahern.com/investorinfo.php.

Oppenheimer & Co., Inc. is the Solicitation Agent for the Consent Solicitation.  Questions about the Consent Solicitation may be directed to Oppenheimer & Co., Inc. at (212) 885-4592.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially.  You should carefully review the risks described in the documents the Company files from time to time with the Securities and Exchange Commission.  When used in this report, the words “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” and similar expressions are generally intended to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHERN RENTALS, INC.

Date: December 7, 2009	By:	/s/ Howard L. Brown
	Name:	Howard L. Brown
	Title:	Chief Financial Officer